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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       TSI TELECOMMUNICATION SERVICES INC.


                                     * * * *
                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
          OF SECTION 242 AND SECTION 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE
                                     * * * *


          TSI Telecommunication Service Inc. filed its original Certificate of Incorporation with the Delaware Secretary of State on February 15, 1989 (the "Original Certificate of Incorporation") under the name of GTE Telecommunication Services Incorporated. A Certificate of Amendment to the Original Certificate of Incorporation was filed with the Delaware Secretary of State on November 21, 2000 changing the corporation's name to TSI Telecommunication Services Inc.

                                   ARTICLE ONE

          The name of the corporation is TSI Telecommunication Services Inc.

                                   ARTICLE TWO

          The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

          The total number of shares of stock which the corporation has authority to issue is two thousand (2,000) shares of Common Stock, no par value per share.

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                                  ARTICLE FIVE

          The corporation is to have perpetual existence.

                                   ARTICLE SIX

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE SEVEN

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE EIGHT

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

          The corporation expressly elects not to be governed by ss.203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE TEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, the undersigned, for the purpose of restating the corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby affirm and acknowledge that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Restated Certificate of Incorporation this 14th day of February, 2002.


                                      /s/ Robert F. Garcia, Jr.
                                      Name:  Robert F. Garcia, Jr.
                                      Title: Gen. Counsel/Assistant Secretary